Exhibit 3.9

SECOND AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP OF

ROSE ROCK MIDSTREAM CRUDE, L.P.

The undersigned, being the general partner of Rose Rock Midstream Crude, L.P., a Delaware limited partnership (the “Limited Partnership”), desiring to amend and restate the Certificate of Limited Partnership of Rose Rock Midstream Crude, L.P. pursuant to Section 17-210 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

1. The present name of the Limited Partnership is Rose Rock Midstream Crude, L.P.

2. The original Certificate of Limited Partnership was filed under the name of Seminole Transportation and Gathering, L.P. The date of the filing of the original Certificate of Limited Partnership with the Secretary of State of the State of Delaware was May 2, 2002.

3. A Certificate of Amendment was filed with the Secretary of State of the State of Delaware on March 15, 2004 amending the original Certificate of Limited Partnership to change the name of the Limited Partnership to SemCrude, L.P.

4. An Amended and Restated Certificate of Limited Partnership was filed with the Secretary of State of the State of Delaware on February 23, 2012 amending the Certificate of Amendment to change the name of the Limited Partnership to Rose Rock Midstream Crude, L.P.

5. The Certificate of Limited Partnership is hereby amended and restated in its entirety to read as follows:

FIRST: The name of the Limited Partnership is Rose Rock Midstream Crude, L.P.

SECOND: The address of the Limited Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Limited Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The name and mailing address of the general partner of the Limited Partnership is as follows:

Rose Rock Midstream Energy GP, LLC

6120 S. Yale Avenue, Suite 1500

Tulsa, OK 74136-4231

[Signature page follows]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Limited Partnership is being filed in accordance with Section 17-210 of the Delaware Revised Uniform Limited Partnership Act and has been duly executed by the undersigned on this 18th day of December, 2017.

GENERAL PARTNER

ROSE ROCK MIDSTREAM ENERGY GP, LLC

By:	/s/ Susan Lindberg
Name: Susan Lindberg
Title: Vice President and General Counsel

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